CODE OF ETHICS

                           Met Investors Series Trust

                          Met Investors Advisory Corp.

                     MetLife Investors Distribution Company
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                               Table of Contents

                                                                        Page

I.       Statement of General Principles..................................1

II.      Definitions......................................................2
         A.       Access Person...........................................2
         B.       Advisory Person of the Trust or of the Trust's
                  Manager or Investment Adviser...........................3
         C.       Adviser or Investment Adviser...........................3
         D.       A security is being considered for purchase or sale.....3
         E.       Beneficial Ownership....................................3
         F.       Board or Board of Trustees..............................3
         G.       Control.................................................3
         H.       Compliance Officer......................................4
         I.       Disinterested Trustee...................................4
         J.       Initial Public Offering.................................4
         K.       Manager.................................................4
         L.       Investment Personnel....................................4
         M.       Purchase or Sale of a Covered Security..................4
         N.       The Restricted Period...................................4
         O.       Review Officer..........................................4
         P.       Trust...................................................5
         Q.       Covered Security........................................5
         R.       A Covered Security held or to be acquired...............5
         S.       A Covered Security is being purchased or sold...........5

III.     Limitations on Personal Securities Transactions..................5
         A.       Access Persons..........................................5
         B.       Investment Personnel....................................6

IV.      Additional Restrictions and Requirements.........................7
         A.       Gifts...................................................8
         B.       Directorships...........................................8

V.       Approval and Adoption of Code of Ethics..........................8

VI.      Reporting Obligations............................................9
         A.       The Trust...............................................9
         B.       Access Persons..........................................9
         C.       Review Officer.........................................10
         D.       Investment Personnel...................................11
         E.       Disinterested Trustees.................................11
         F.       Confidentiality........................................11

VII.     Review and Enforcement..........................................12

VIII.    Records.........................................................13

IX.      Approval, Amendment and Interpretation of Provisions............13



                                 CODE OF ETHICS

                         Met Investors Series ("Trust")
                 Met Investors Advisory Corp. ("Met Advisory")
                 MetLife Investors Distribution Company ("MDI")
              (collectively referred to herein as the "Companies")

     The Trust, Met Advisory (in its capacity as the "Manager" of the Trust and as a registered investment advisor) and MDI (in its capacity as the distributor of the Trust's three classes of shares), hold their employees to a high standard of integrity and business practices. In serving their clients, the Companies strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for their employees and for the Trust or any of its Portfolios.

     While affirming their confidence in the integrity and good faith of all their employees, officers, trustees, and directors, the Companies recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be possessed by certain of their officers, employees and directors could place such individuals, if they engage in personal transactions in securities that are eligible for investment by the Trust, in a position where their personal interests may conflict with the interests of the Trust.

     In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, ("1940 Act") each Company has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures.

I. Statement of General Principles.

     In recognition of the trust and confidence placed in the Companies by the Trust's shareholders (1), and to give effect to the Companies' shared belief that their operations should be directed to the benefit of the Trust's shareholders, the Companies hereby adopt the following general principles to guide the actions of their trustees, directors, officers and employees:

     A. The interests of the Trust's shareholders are paramount, and all of the Trust's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

     B. All personal transactions in securities by the Trust's personnel must be accomplished so as to avoid even the appearance of conflict of interest on the part of such personnel with the interests of the Trust.

     C. All of the Trust's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Trust, or that otherwise bring into question the person's independence or judgment.

     This Code does not attempt to identify all possible conflicts of interest and literal compliance with each of the specific procedures will not shield an Access Person, as defined below, from liability for personal trading or other conduct that violates the fiduciary duty to the Trust's shareholders. In addition to the specific prohibitions contained in this Code, each Access Person is subject to a general requirement not to engage in any act or practice that would defraud the Trust's shareholders and other clients of the Companies.

II.  Definitions.

The following definitions apply for purposes of the Code:

A. "Access Person" means:

     1. each trustee, director, general partner, Advisory Person, or officer of the Trust or of the Trust's Manager or investment adviser;

          a. with respect to the manager or any investment adviser to the Trust who is primarily engaged in a business or businesses other than advising investment companies or other advisory clients, the term "Access Person" means any director, officer, general partner or Advisory Person of the Manager or an investment adviser who, with respect to the Trust, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

          b. for these purposes, an investment adviser will be considered to be "primarily engaged in a business or businesses other than advising investment companies or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the business or businesses.

     2. any director, officer, or general partner of MDI who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase of sale or Covered Securities by the Trust for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of Covered Securities.

B. "Advisory Person" of the Trust or of the Trust's Manager or Investment Adviser means:

     1. any employee of the Trust, the Trust's Manager or Investment Adviser (or of any company in a control relationship to the Trust, the Trust's Manager or Investment Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

     2. any natural person in a control relationship to the Trust, the Trust's Manager or Investment Adviser who obtains information concerning the recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

C. "Adviser" or "Investment Adviser" means any entity who pursuant to a contract with the Manager regularly furnishes advice to the Trust with respect to the desirability of investing in, purchasing or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by the Trust.

D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a Covered Security for the trust has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

E. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Section 16 of the Securities Exchange Act of 1934, as amended, ("Exchange Act") and Rule 16a-1(a)(2) thereunder. A person will generally be deemed the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, beneficial ownership includes the accounts of a spouse, minor children, relatives resident in the person's home, or other persons by reason of any contract, arrangement, understanding or relationship that provides the person with sole or shared voting or investment power.

F.   "Board or "Board of Trustees" means the Board of Trustees of the Trust.

G. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, which states that "control" means "the power to exercise a controlling influence over the management of policies of a company, unless such power is solely the result of an official position with such company." Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation. this definition is subject to any amendments in text or interpretation of Section 2(a)(9).

H. "Compliance Officer" refers to the Trust's Compliance Officer or any person designated by the Trust to perform certain compliance functions.

I. "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

J. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended, ("1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

K.   "Manager" means Met Investors Advisory Corp.

L.   "Investment Personnel" means:

     1. all Access Persons who occupy the position of portfolio manager (or who serves on an investment committee that carries out the portfolio management function) with respect to the Trust (or any Portfolio);

     2. all Access Persons who, in connection with his or her regular functions or duties, makes or participates in making any recommendations regarding the purchase or sale of any security by the Trust (or any Portfolio);

     3. any natural person who controls the Trust or the Manager or any Investment Adviser, obtains information concerning recommendations made to or by the Trust with respect to the purchase or sale of a security by the Trust.

M. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

N. The "Restricted Period" is the number of days before or after a Security is being purchased or sold by the Trust or Portfolio during which, subject to an exception under the particular circumstances made by the Compliance Officer in his or her discretion, no Advisory Person may purchase or sell, directly or indirectly, any security in which he or she had or by reason of such transaction acquires any Beneficial Ownership.

O. "Review Officer" shall mean the person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under this Code, receive reports and notices required by this Code to be generated, and to accomplish any other requirement of this Code related to the oversight of activities, the exercise of discretion or the making of decisions relating to the activities of persons covered by this Code.

     1. A person may be designated by the Board of Trustees, or the Compliance Officer as a Review Officer (or the Compliance Officer may undertake the responsibility of serving as the Review Officer) for purposes of this Code without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a Compliance Officer.

     2.   The Review Officer may delegate certain functions as appropriate.

     3. Each of the Advisers, the Manager, MDI may have separately designated Review Officers.

P. "Trust" means Met Investors Series Trust or each of its separate series (each a "Portfolio").

Q. "Covered Security" means a Security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include the following:

     1. Direct obligations of the Government of the United States or any agency thereof;

     2. Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and 3. Shares of registered open-end investment companies.

R. A "Covered Security held or to be acquired" by the Trust means (1) any Covered Security which, within the most recent fifteen (15) days, (a) is or has been held by any Portfolio of the Trust, or (b) is being or has been considered for purchase by any Portfolio of the Trust; and (2) any option to purchase or sell and any security convertible into or exchangeable for a Covered Security described in (1) of the definition.

S. A Covered Security is "being purchased or sold" by any Portfolio of the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for any Portfolio of the Trust until the time when such program has been fully completed or terminated.

III. Limitations on Personal Securities Transactions.

A.   Access Persons. The following limitations apply to all Access Persons:

     1. In connection with the purchase or sale, directly or indirectly, of a Covered Security held or to be acquired by any Portfolio of the Trust, no Access Person shall:

          a. employ any device, scheme or artifice to defraud the Trust or any Portfolio of the Trust;

          b. make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          c. engage in any act, practice or course of business that would operate as a fraud or deceit upon any Portfolio of the Trust; or

          d. engage in any manipulative practice with respect to the Trust or any Portfolio of the Trust. Such acts shall include, but not be limited to, the following:

               i. intentionally inducing or causing the Trust to take action or to fail to take action, for the purpose of achieving a personal benefit rather than to benefit the Trust, shall be a violation of this Code. Examples of this violation include:

                    (a) causing any Portfolio of the Trust to purchase a Covered Security owned by the individual for the purpose of supporting or driving up the price of the Security; and

                    (b) causing any Portfolio of the Trust to refrain from selling a Covered Security in an attempt to protect the value of the individual's investment, such as an outstanding option.

               ii.  using actual  knowledge of transactions for any Portfolio of
                    the  Trust  to  profit   by  the   market   effect  of  such
                    transactions shall be a violation of this Code.

     2. Access Persons have an affirmative duty to bring suitable Covered Securities to the attention of investment personnel. The intentional failure to recommend a suitable Security to, or the failure to purchase a Security for, any Portfolio of the Trust for the purpose of avoiding the appearance of conflict with respect a personal transaction security may be considered a violation of this Code.

B.   Investment Personnel. In addition to the limitations set forth in Paragraph
     A. of this Section III., the following  limitations apply to all Investment
     Personnel:

     1. No Investment Personnel shall purchase or sell, directly or indirectly, any Covered Security in which he had or by reason of such transaction acquires any Beneficial Ownership, within the Restricted Period, currently designated as seven (7) days before or after the time that the same (or a related) Security is being purchased or sold by the Trust or any of its Portfolios;

     2. No Investment Personnel may acquire a Covered Security as part of an initial public offering by an issuer;

     3. No Investment Personnel may directly or indirectly sell a Covered Security within sixty (60) days of acquiring beneficial ownership of that Covered Security;

     4. All Investment Personnel must pre-clear, in writing, all proposed personal transactions in Covered Securities with, as appropriate, the Trust's designated Review Officer or the Review Officer for the
          Manager or the relevant Adviser prior to proceeding with the securities transaction.

          a. Clearance authorizations are effective only until the close of trading on the date the approval is received, unless otherwise indicated in writing.

          b. Upon request, the Review Officer will promptly provide a copy of each Personal Trading Request and Authorization Form it receives to the Trust's Compliance Officer.

     5. The pre-clearance requirements shall not apply to the following transactions:

          a. Purchases or sales over which Investment Personnel had no direct or indirect influence or control;

          b. Purchases or sales that are non-volitional on the part of Investment Personnel or any Portfolio, including purchases or sales upon the exercise of puts or calls written by Investment Personnel and sales from a margin account pursuant to a bona fide margin call;

          c. Purchases that are part of an automatic dividend reinvestment plan;

          d. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer;

          e. Transactions that appear, pursuant to reasonable inquiry and investigation and approval, in writing, by the appropriate Review Officer, to present no reasonable likelihood of harm to the Trust and that are otherwise in accordance with Rule 17j-1. For example, such transactions would normally include purchases or sales of up to 1,000 shares of a Security being considered for purchase or sale by the Trust (but not then being purchased or sold for the Trust) if the issuer has a market capitalization of over $1 billion; and

          f. Purchases or sales of Securities effected by Investment Personnel of an Adviser who are required to pre-clear their proposed Securities transactions in accordance with a code of ethics described in Section V of this Code, provided that such Investment Personnel comply with the pre-clearance requirements set forth in those code of ethics.

IV. Additional restrictions and Requirements.

     A. Gifts. No Access Person shall accept or receive any gift or more than de minimis value (e.g., $100) from any person or entity that does business with or on behalf of any of the Companies, provided, however, that receipt of the following shall not be prohibited:

          1. an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

          2. a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

          3.   a gift approved in writing by the Compliance Officer.

     B. Directorships. No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company or partnership, unless such position has been presented to and approved by the Trust's Board of Trustees as consistent with the interests of the Trust and its shareholders.

V.   Approval and Adoption of Code of Ethics.

     A.   The Manager, MDI and each Adviser shall:

          1. submit to the Board of the Trust for approval a copy of the code of ethics adopted by such Adviser, MDI and Manager pursuant to Rule 17j-1 of the 1940 Act and/or Rule 204-2(a)(12) of the Advisers Act;

          2. promptly furnish to the Board of Trustees of the Trust, upon request, copies of any reports made pursuant to such Manager's, MDI's or Adviser's code of ethics by any person who would be an Access Person, Advisory Person or Investment Personnel hereunder if such person were not subject to such Manager's MDI's, or Adviser's code of ethics.

     B. The Board of Trustees, including a majority of the disinterested Trustees, must approve the respective Code of the Trust, the Manager, MDI and each Adviser.

          1. The Board must base its approval on a determination that the relevant code contains provisions reasonable necessary to prevent Access Persons from violating the code.

          2. Prior to initially approving any proposed new or additional Adviser for a Portfolio, the Board must approve the proposed new or additional Adviser's code of ethics.

     C. Within six months of adoption of any material changes to its respective code, the Trust, the Manager, MDI and each Adviser must provide the material changes to the Board of Trustees for approval and the Board of Trustees must approve the material changes to the relevant code.

VI. Reporting  Obligations.

     A. The Trust. The Trust, the Manager, MDI and the Advisers shall each provide the following to the Board of trustees:

          1. periodic reports on issues raised under this Code or any related procedures; and

          2. on an annual basis, (i) a written report that describes issues that arose during the previous year under this Code, a code of ethics described in Section V, or any other related procedures, including but not limited to, information about material violations of this Code or procedures and any sanctions imposed in response to the material violations or its procedures, and
               (ii), a written certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code or a code of ethics described in Section V.

     B.   Access   Persons.   Each  Access   Person   (other  than  the  Trust's
          Disinterested Trustees) shall file the following reports with the appropriate Review Officers:

          1. Initial Holdings Report. Each Access Person must provide to the Review Officers an initial complete listing of all Covered Securities directly or indirectly owned by such person as of the date the person first becomes an "Access Person." The initial listing must be submitted no later than ten (10) days after the person becomes an Access Person under this Code. The listing must contain the following information:

               a.   the title of the Covered Security;

               b.   the number of shares held;

               c.   the principal amount of the Covered Security;

               d. the name of any broker, dealer or bank with whom the Access Person maintained an account in which the named Covered Securities were held; and

               e.   the date that the report is submitted to the Access Person.

          2. Quarterly Reports. Each Access Person must provide to the Review Officer, on a quarterly basis, a report indicating all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

               a. Every report shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                    i. The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares or the principal amount of each Covered Security involved;

                    ii. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    iii. The price at which the transaction was effected;

                    iv. The name of the broker, dealer or bank with or through whom the transaction was effected; and

                    v.   The date the report was submitted to the Access Person.

               b. In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated to the Review Officer.

     3. Annual Holdings Report. Each Access Person must provide to the Review Officer a complete listing of all Covered Securities owned by the Access Person, which covers the prior calendar year, no later than January 10 of each year and current as of a date no more than 30 days before the report is submitted. The listing must contain the following information:

          a.   the title of the Covered Security;

          b.   the number of shares held;

          c.   the principal amount of the Covered Security;

          d. the name of any broker, dealer or bank with whom the Access Person maintained an account in which the Covered Securities are held; and

          e.   the date that the report is submitted to the Access Process.

     4. Annual Certification. All Access Persons shall be required to certify annually that they have read and understand this Code. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code.

     5. Any Access Person that would otherwise be required to report his or her transactions under this Code shall not be required to file reports pursuant to this section of the code if they are required to do so pursuant to a code of ethics described in Section V.

C. Review Officer. Each Review Officer shall submit the reports, as described in Paragraph B. above, with respect to his or her own personal securities transactions to an Alternate Review Officer, as designated by the Compliance Officer for the relevant Company or Adviser. The Alternate Review officer designated to receive and review the Review Officer's reports shall undertake those responsibilities in a manner consistent with the responsibilities of the Review Officer under this Code.

D. Investment Personnel. In addition to the reporting requirements set forth in Paragraph B above, Investment Personnel must also submit duplicate confirmations and account statements to the Review Officer, either by (a) directing each brokerage firm or bank at which such persons maintain securities accounts to send simultaneous duplicate copies of such persons' confirmations and account statements to the Review Officer, or (b) by the Investment Personnel personally providing duplicate copies of all such confirmations and account statements directly to the Review Officer within two (2) business days of receipt.

     1. Investment Personnel who provide copies of their confirmations and account statements to designated review officer pursuant to a code of ethics described in Section V, are not required to provide copies of such statements to the Trust's Review Officer pursuant to this paragraph.

E.   Disinterested Trustees.

     1. A Disinterested Trustee shall report transactions in Covered Securities only if the Trustee knew, or in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law), such security was purchased or sold, or was being considered for purchase or sale, by any Portfolio of the Trust.

          a. The "should have known standard" implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting any of Portfolio's investment objectives, or that any knowledge is to be imputed because of prior knowledge of any Portfolio's portfolio holdings, market considerations, or any Portfolio's investment policies, objectives and restrictions.

F. Confidentiality. All reports of securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential. In this regard, no Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any of the Companies) any information regarding Securities transactions made or being considered by or on behalf of any Portfolio of the Trust.

     Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

VII. Review and Enforcement

     A. The Review Officer for the Trust, in consultation with each other Review Officer, shall compare all reported personal securities transactions with completed portfolio transactions of each Portfolio of the Trust and a list of securities being considered for purchase or sale by any Portfolio of the Trust to determine whether a violation of this Code may have occurred. One test that may be applied in determining whether a violation of this Code has occurred will be to review the securities transactions of Access Persons for patterns of transactions. For example:

          1. Any pattern involving parallel transactions (for any Portfolio of the Trust and the individual both buying or both selling the same Security) or opposite transactions (buy/sell or sell/buy) within the Restricted Period may be analyzed to determine whether the individual's transactions may have violated this Code.

          2. Among the other factors that may be considered in the analysis are:

               a.   the number and dollar amount of the transactions;

               b.   the trading volume of the Covered Security in question;

               c. the length of time the Covered Security has been held by the individual; and

               d.   the individual's involvement in the investment process.

     It should be noted, however, that a violation could be deemed to have resulted from a single transaction if the circumstances warrant a finding that the underlying principles of fair dealings have been violated. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

B. If the Review Officer determines that a violation of this code may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the President of the Trust (or to the person to whom the President shall delegate this authority, such as the Compliance Officer, to the extent such person also serves as Review Officer) and outside counsel to the Trust, who shall make an independent determination as to whether a violation has occurred.

C. If the President of the Trust (or designee) and outside counsel to the Trust find that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Trust.

D. No person shall participate in a determination of (1) whether he or she personally has committed a violation of this Code, or (2) the imposition of any sanction in the event he or she committed a violation of this code. If a Securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed in this Code of the President.

VIII.Records.  The  Companies  and each Adviser  shall  maintain  records in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act, or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

A. A copy of this Code shall be preserved in an easily accessible place (including for five (5) years after this Code is no longer in effect).

B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than (5) years following the end of the fiscal year in which the violation occurs.

C. A copy of each report, including any information provided in lieu of the report, made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

D. A list of all Access Persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

IX.  Approval, Amendment and Interpretation of Provisions.

A. This Code may be amended as necessary or appropriate with the approval of the Board of Trustees.

B. This Code is subject to interpretation by the Board of Trustees in its discretion.

Approved by the Board
December 7, 2000

APPENDIX A

MET INVESTORS SERIES TRUST ("TRUST") METLIFE INVESTORS DISTRIBUTION COMPANY ("MDI") AND MET INVESTORS ADVISORY CORP.

         I hereby certify that I have read and understood the Code of Ethics for the Trust, MDI and the Manager and hereby agree, to comply with the policies and procedures contained in the Code of Ethics.

1. In connection therewith, I agree to:

     a. file with the Review Officer and maintain on a current basis a list of all my personal brokerage accounts;

     b. arrange to have duplicate trade confirmations and periodic statements for each personal brokerage account submitted to the Review Officer directly by the securities firm maintaining the personal account(s); and

     c. be personally responsible for determining if any security transactions for my personal brokerage account(s) is prohibited by the code or any other policy statement of Met Investors Group.

2.   The  following  personal   brokerage   account(s)  are  maintained  at  the
     broker-dealer(s) and/or financial institution(s) named below (if none write "none"):

     a.   registered in my name at the following broker-dealer(s):



     b.   registered in the name of my spouse at the following broker-dealer(s):



c. registered in the name of a family member who resides with me at the following broker-dealer(s): name of family member name of broker-dealer



d. registered in the name of any other person who resides with me at the following broker-dealer(s): name of person name of broker-dealer



3. I have a direct or indirect Beneficial Ownership interest with respect to the following other account(s) at the following broker-dealer(s) (do not list client accounts): name and description of account name of broker-dealer



4. I will notify the Review Officer if a personal brokerage account is opened or closed. If the answers to paragraphs a through d of Section 2 above are all "none," I certify that neither I nor any member of my family who resides with me or any other person who resides with me currently maintains a brokerage account.

--------------------                                   ------------------------
Date                                                    Signature







1 For these purposes, the term "shareholder" shall be deemed to include owners of variable annuity contracts and variable life insurance policies funded through separate accounts investing in the Trust.